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                                                                   EXHIBIT 10.25

                          DEFERRED COMPENSATION PROGRAM
                        FOR EXECUTIVES OF CSX CORPORATION
                            AND AFFILIATED COMPANIES

                     As Amended and Restated January 1, 1998

1.       Purpose

         The purpose of this Program is to provide eligible executives with an opportunity to supplement their retirement income. This Program is intended to benefit a select group of management or highly compensated employees.

2.       Definitions

         2.1 "Administrator" means the Corporation. The duties of the administrator shall be performed by a person or persons designated by the Chief Executive Officer of the Corporation to perform such duties.

         2.2 "Affiliated Company" means the Corporation and any company or corporation directly or indirectly controlled by the Corporation which the Compensation Committee designates for participation in this Program in accordance with Section 15.2.

         2.3 "Award" means, for any year, the amount awarded to an employee of an Affiliated Company for that year and, in the absence of a Deferral Agreement with respect to such amount, payable to him in the succeeding year under the MICP, including any special incentive award.

         2.4 "Benefits Trust Committee" means the committee created pursuant to the CSX Corporation and Affiliated Companies Benefits Assurance Trust Agreement.

         2.5      "Board" means the Board of Directors of the Corporation.

         2.6      "Change of Control" shall mean any of the following:

                           (a) Stock Acquisition. The acquisition, by any individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of
                  Control: (i) any acquisition directly from the Corporation;
                  (ii) any acquisition by the Corporation; (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation; or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i),
                  (ii) and (iii) of subsection (c) of this Section 2.6; or

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                           (b)      Board Composition. Individuals who, as of
                  the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

                           (c) Business Combination. Approval by the shareholders of the Corporation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or its principal subsidiary that is not subject, as a matter of law or contract, to approval by the Interstate Commerce Commission or any successor agency or regulatory body having jurisdiction over such transactions (the "Agency") (a "Business Combination"), in each case, unless, following such Business
                  Combination:

                                    (i)      all or substantially all of the
                                    individuals and entities who were the
                                    beneficial owners, respectively, of the
                                    Outstanding Corporation Common Stock and
                                    Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or its principal subsidiary or all or substantially all of the assets of the Corporation or its principal subsidiary either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be;

                                    (ii)     no Person (excluding any
                                    corporation resulting from such Business
                                    Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and

                                    (iii)    at least a majority of the members
                                    of the board of directors resulting from such Business Combination were members of the

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                                    Incumbent Board at the time of the execution
                                    of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

                           (d) Regulated Business Combination. Approval by the shareholders of the Corporation of a Business Combination that is subject, as a matter of law or contract, to approval by the Agency (a "Regulated Business Combination") unless such Business Combination complies with clauses (i), (ii) and (iii) of subsection (c) of this Section XI(5); or

                           (e) Liquidation or Dissolution. Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or its principal subsidiary.

         2.7 "Compensation Committee" means the Compensation Committee of the Board.

         2.8 "Corporation" means CSX Corporation, a Virginia corporation, and any successor thereto by merger, purchase or otherwise.

         2.9 "Corporation's Accountant's" means the independent accountant or accountants engaged by the Corporation and, if selected or changed following a Change of Control, approved by the Benefits Trust Committee.

         2.10 "Deferral Agreement" means a completed agreement, including any attachments and appendices thereto, in the form determined by the Administrator, between an Eligible Executive and the Affiliated Company of which he is an employee, under which the Eligible Executive agrees to defer all or a portion of his Award in accordance with the provisions of Section 3.

         2.11 "Deferral Date" means with respect to any Deferral Agreement entered into by an Eligible Executive, the first day of the month in which the Award subject to the Deferral Agreement would be payable to the Eligible Executive in the absence of such Deferral Agreement.

         2.12 "Divisive Transaction" means a transaction in which the Participant's employer ceases to be a Subsidiary or there is a sale of substantially all of the assets of the Subsidiary.

         2.13 "Eligible Executive" means, for any year, an employee of an Affiliated Company who is in salary grades 22 through 40 as of (a) December 30th of such year or (b) for calendar years beginning on or after January 1, 1986, the date in such year he retired from the Affiliated Companies or terminated on account of disability, as determined by the Administrator, provided, however, that the Administrator, in its sole discretion, may designate any other employee of an Affiliated Company as an Eligible Executive for such year. Notwithstanding the preceding, following a Change of Control, such action by the Administrator is subject to the approval of the Benefits Trust Committee.

         2.14 "Equivalent" means of equal present or accumulated value based on the interest rates set forth in the applicable Deferral Agreements. In determining Equivalent values, only the value of benefits for which the eligibility requirements have been met shall be included.

         2.15 "MICP" means the Affiliated Companies' Management Incentive Compensation Plans, as from time to time in effect.

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         2.16     "Normal Retirement Date" means the later of:

                           (a) the last day of the month in which a Participant's 62nd birthday occurs, or

                           (b) the earlier of (i) the last day of the month preceding the 2nd anniversary of the Participant's earliest Deferral Date or (ii) the last day of the month in which a Participant's 65th birthday occurs.

         2.17 "Participant" means an Eligible Executive who elects to defer a portion of his Award in accordance with the provisions of Section 3.

         2.18 "Program" means this Deferred Compensation Program for Executives of CSX Corporation and Affiliated Companies.

         2.19 "Service" means an employee's months of continuous employment with the Affiliated Companies. In the event the employee has a break in his continuous employment, his period of employment prior to the break shall be credited to the employee in accordance with the rules governing breaks in service under the CSX Pension Plan.

         2.20 "Subsidiary" means a corporation more than 50% of the voting shares of which are owned directly or indirectly by the Corporation.

         2.21 "Trust" means the CSX Corporation and Affiliated Companies Benefits Assurance Trust. Except as provided in Section 18, the Corporation is not obligated to make any contribution to the Trust.

         2.22 "Valuation Date" means the last day of each calendar quarter and such other dates as the Administrator deems necessary or appropriate to value the Participants' benefits under this Program. Following a Change of Control, the Benefits Trust Committee shall have final approval over any date selected other than the last day of each calendar year.

3.       Deferral of Awards

         3.1 At any time prior to the close of business on December 30 in any calendar year, an Eligible Executive may elect to defer all or a portion of his Award, if any, for that year. Such election shall be made by filing a Deferral Agreement with the Administrator on or before the close of business on December 30 of the calendar year for which the Award is made. In the event that December 30 does not fall on a weekday, such filing must be made by the close of business on the last prior business day.

         3.2      Subject to the provisions of Sections 3.3 and 3.4:

                           (a) an Eligible Executive in 1985 may elect to defer up to 100% of his 1985 Award;

                           (b) an Eligible Executive in 1986 may elect to defer up to 100% of his 1986 Award;

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                           (c)      an Eligible Executive in 1988 may elect to
                  defer up to 100% of his 1988 Award; and

                           (d) an Eligible Executive in 1989 may elect to defer up to 100% of his 1989 Award.

         3.3 The minimum amount which an Eligible Executive may defer in any year shall be the lesser of $5,000 or the maximum amount determined under
Section 3.2. If an Eligible Executive elects to defer less than this amount, his election shall not be effective.

         3.4 In its sole discretion, the Compensation Committee may, at any time, impose additional limits on the maximum amount which an Eligible Executive may elect to defer under this Program in any year or may impose additional requirements on the Eligible Executive's right to defer the maximum amount under this Program in any year.

         3.5 An Eligible Executive's election to defer all or a portion of his Award shall be effective on the last day such deferral may be elected, under
Section 3.1, for the year for which the Award is made. An Eligible Executive may revoke or change his election to defer all or a portion of his Award at any time prior to the date the election becomes effective. Any such revocation or change shall be made in a form and manner determined by the Administrator.

         3.6 Notwithstanding the preceding, following a Change of Control, any discretionary decisions made by the Compensation Committee or the Administrator with respect to this Section 3 shall be subject to the approval of the Benefits Trust Committee.

4.       Normal Retirement Benefit

         A Participant who retires from employment with the Affiliated Companies on his Normal Retirement Date shall receive a benefit Equivalent to the sum of the amounts set forth in the Participant's Deferral Agreement(s) plus accrued interest. The benefit shall be paid in 180 equal monthly installments commencing on the first day of the month next following the Participant's retirement date, but in no event prior to the first day of the month next following the Participant's last Deferral Date, unless the Participant elects to receive his benefit in accordance with Section 9 of this Program.

5.       Delayed Retirement Benefit

         A Participant who retires or otherwise terminates his employment with the Affiliated Companies after his Normal Retirement Date shall receive a benefit equal to the benefit he would have received under Section 4 had his benefit commenced on his Normal Retirement Date, increased by 5/6 of 1% for each complete calendar month between his Normal Retirement Date and the date his benefit commences. The benefit shall be paid in 180 equal monthly installments commencing on the first day of the month next following the Participant's termination of employment, but in no event prior to the first day of the month next following the Participant's last Deferral Date, unless the Participant elects to receive his benefit in accordance with Section 9 of this Program.

6.       Early Retirement Benefit

         A Participant who has attained age 55, has completed 120 months of Service and terminates his employment with the Affiliated Companies prior to his Normal Retirement Date shall receive a benefit

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commencing on the first day of the month following his Normal Retirement Date but in no event prior to the first day of the month following the Participant's last Deferral Date. The Participant's benefit shall be equal to the benefit the Participant would have received under Section 4 had he terminated his employment on his Normal Retirement Date. However, the Participant may elect a lump sum under Section 9 or may elect, in a time and manner determined by the Administrator, to have payment of his benefit commence on the first day of any month preceding his Normal Retirement Date, and following the latest of (i) his termination of employment, (ii) 24 months after his earliest Deferral Date and
(iii) the first of the month following his last Deferral Date, in which event the amount of his benefit shall be reduced by 5/6 of 1% for each complete calendar month between the date his benefit commences and the first day of the month next following his Normal Retirement Date. However, in no event shall the monthly benefit be less than an amount Equivalent to the Participant's deferrals with accrued interest. Benefits under this Section 6 shall be paid in 180 equal monthly installments, unless the Participant elects to receive his benefit in accordance with Section 9 of this Program.

7.       Separation Benefit

         7.1 A Participant who terminates his employment with the Affiliated Companies prior to being eligible for a benefit under Sections 4 or 6, but after having completed 120 months of Service, shall receive a monthly benefit commencing on the first day of the month next following his Normal Retirement Date; provided, however, that a Participant shall not be eligible for a benefit under this Section 7.1 if the Participant terminates employment without the consent of the Affiliated Companies. The benefit shall be equal to the monthly benefit the Participant would have received under Section 4 had he terminated employment on his Normal Retirement Date. However, the Participant may elect a lump sum pursuant to Section 9, or may elect, in a time and manner determined by the Administrator, to have monthly benefits commence on the first day of any month, prior to his Normal Retirement Date, and following the latest of (i) his termination of employment with the Affiliated Companies, (ii) his 55th birthday or (iii) the last day of the month prior to the 2nd anniversary of his earliest Deferral Date, in which event the amount of his benefit shall be reduced by 5/6 of 1% for each complete calendar month between the date his benefit commences and the first day of the month next following his Normal Retirement Date. However, in no event shall the monthly benefit be less than an amount Equivalent to the Participant's deferred amounts with accrued interest. Monthly benefits under this Section 7.1 shall be paid in 180 equal monthly installments. For purposes of this program and particularly this Section 7, if a Participant's employer is involved in a Divisive Transaction, the Participant will be deemed to have terminated his employment with an Affiliated Company with the consent of the Affiliated Company.

         7.2 A Participant who terminates his employment with the Affiliated Companies, other than on account of death, and is not eligible for a benefit under Section 7.1 shall receive a single sum payment equal to the sum of the amounts the Participant deferred under his Deferral Agreements plus accrued interest. However, if the Participant terminates his employment with the Affiliated Companies on account of a disability within the meaning of Section 8.1, he shall receive a benefit under this Section 7.2 only if the Participant elects, in a time and manner determined by the Administrator, to receive such benefit and to cease accruing Service under Section 8.1. The single sum payment shall be made on the first day of the month next following the Participant's termination of employment, or as soon as practicable thereafter. The Participant shall not receive any other benefits under this Program.

8.       Disability

         8.1 A Participant who, in the sole judgment of the Administrator, becomes totally and permanently disabled prior to his termination of employment with the Affiliated Companies, and does

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not make an election under Section 7.2 to receive a benefit under such Section, shall continue to accrue Service during his period of disability as if he remained an active employee. Such a Participant shall be eligible to receive a benefit under Sections 4, 6 or 7.1 when he meets the age and Service requirements for such a benefit, provided that following a Change of Control, any decisions of the Administrator pursuant to this Section 8.1 is subject to the approval of the Benefits Trust Committee.

         8.2 The Administrator may, in its sole discretion, require a Participant to submit to a medical examination by a physician approved by the Administrator, or present other evidence satisfactory to the Administrator, to establish the existence or continuance of his disability. The Administrator may require such medical examination or other evidence not more than once per year. A Participant who refuses to submit to any required medical examination or to present any other required evidence under this Section 8.2 shall not be disabled for purposes of this Program and shall only be eligible to receive the benefit he would have received under the Program had he terminated his employment with the Affiliated Companies immediately prior to the date of such request. Notwithstanding the preceding, following a Change of Control, any decision by the Administrator made pursuant to this Section 8.2 is subject to approval by the Benefits Trust Committee.

9.       Single Sum Payments

         A Participant who is eligible to receive a benefit under Sections 4, 5, 6, 7.1 or 8.1 of the Program but whose benefits hereunder have not yet commenced may, with the consent of the Administrator, elect, in a time and manner determined by the Administrator, to receive his benefit in the form of a single sum. The single sum shall be in the amount of the Participant's deferred amounts plus accrued interest, provided that, in the case of a Participant then eligible for immediate commencement of monthly benefits, such single sum shall not be less than an amount Equivalent to the value of such monthly benefits. Such single sum shall be paid on the first day of the fourth month following the later of (i) the Participant's termination of employment with the Affiliated Companies, or (ii) the date such election is received by the Administrator. Notwithstanding any other provision hereof, such amount shall be determined as of a date three months prior to the date of payment and shall not accrue interest beyond such earlier date. Furthermore, following a Change of Control, any decision of the Administrator made pursuant to this Section 8.2 is subject to approval by the Benefits Trust Committee.

10.      Hardship Withdrawal

         10.1 While employed by the Affiliated Companies, a Participant may, in the event of a severe financial hardship, request a withdrawal of an amount which does not exceed the single sum amount determined in Section 9. The withdrawal shall be made in a time and manner determined by the Administrator, and shall not be for a greater amount than the amount required to meet the financial hardship, and shall be subject to approval by the Administrator.

         10.2 For purposes of this Section 10, financial hardship shall include:

                           (a) Education of a dependent child where the Participant can show that without the withdrawal under this
                  Section 10 the education would be unavailable to the child;

                           (b)      Illness of the Participant or his
                  dependents, resulting in severe financial hardship to the Participant;

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                           (c)      The loss of the Participant's home or it
                  contents, to the extent not reimbursable by insurance or otherwise, if such loss results in a severe financial hardship to the Participant; and

                           (d) Any other extraordinary circumstances of the Participant approved by the Administrator if such circumstances would result in a present or impending critical financial need which the Participant is unable to satisfy with funds reasonably available from other sources.

         10.3 If a Participant makes a withdrawal under this Section 10, any other benefit which he may be entitled to under this Program on his termination of employment shall be appropriately adjusted to take into account the amount the Participant received under this Section 10.

         10.4 Following a Change of Control, any decision by the Administrator made pursuant to this Section 10 is subject to the approval of the Benefits Trust Committee.

11.      Death Benefits

         11.1 Except as provided in Section 11.10(b), if a Participant dies while employed by an Affiliated Company, his beneficiary shall be eligible to receive a single sum benefit equal to the greatest of:

                           (a) three times the sum of the amount(s) the Participant deferred under his Deferral Agreement(s);

                           (b) the amounts the Participant deferred under his Deferral Agreement(s) plus accrued interest; or

                           (c) an amount Equivalent to the monthly benefit the Participant could have received under the Program, if any, had he terminated his employment with the Affiliated Companies on the day immediately preceding his death and elected to begin receiving the benefit on the first day of the following month.

                  The benefit is payable on the first day of the month next following the date of the Participant's death, and shall be in lieu of all other benefits payable under this Program, other than any benefit payable under
Section 11.6.

         11.2 If a Participant who has terminated his employment with the Affiliated Companies after becoming eligible for a benefit under Sections 4, 5 or 6, dies prior to the commencement of any benefit under this Program, his beneficiary shall receive a benefit under Section 11.1

         11.3     If a Participant who is totally and permanently disabled under
Section 8.1 dies prior to receiving a benefit under this Program, his beneficiary shall receive a benefit under Section 11.1

         11.4     If a Participant who is eligible for a benefit under Section
7.1 dies prior to receiving a benefit, his beneficiary will receive a benefit based on the greater of the amounts determined under Sections 11.1(b)and 11.1(c).

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         11.5     If a Participant dies after commencing to receive a benefit, other than a benefit under Section 7.2, but prior to receiving all remaining benefits due, the remaining benefits shall be paid to the Participant's beneficiary or contingent beneficiary, whichever is applicable.

         11.6 In addition to any other benefit payable under this Section 11, in the case of a Participant (i) who dies while employed by an Affiliated Company after becoming eligible for benefits under Sections 4, 5, or 6 hereof, or (ii) who terminates employment while eligible for a benefit under Section 4, 5 or 6 of the Program and then dies, his beneficiary shall be eligible to receive a benefit of $10,000, payable in a single sum. This benefit shall be payable as soon as practicable following the presentation to the Administrator, and the Administrator's examination and approval of, any information or material, including proof of death of the Participant, the Administrator may request. Notwithstanding anything to the contrary, a benefit shall not be payable on account of the death of a Participant who received a single sum benefit under Sections 12 or 16 of the Program.

         11.7 A Participant may, in a time and manner determined by the Administrator, designate a beneficiary and one or more contingent beneficiaries (which may include the Participant's estate) to receive any benefits which may be payable under this Section 11. If the Participant fails to designate a beneficiary or contingent beneficiary, or if the beneficiary and the contingent beneficiaries do not survive the Participant, such benefits shall be paid to the Participant's estate. The Participant may also designate a remainder beneficiary to receive any benefits which may be payable under Section 11.9.

         11.8     A Participant may revoke or change any designation made under
Section 11.7 in a time and manner determined by the Administrator.

         11.9 If, pursuant to Section 11.7, payments commence to a beneficiary or contingent beneficiary and if such beneficiary or contingent beneficiary dies prior to receiving all payments due under this Program, any remaining payments shall be made to the Participant's remainder beneficiary. If, at the date of such death, there is no surviving remainder beneficiary, the remaining benefits hereunder shall be paid to the estate of the beneficiary or contingent beneficiary previously in receipt of benefits hereunder.

         11.10             (a)      If any benefits are payable under this
                  Section 11 to an individual other than the Participant's spouse or child under age 21 (or child under age 25 who is a full- time student at an accredited institution of higher education), the benefit shall be paid in the form of a single sum.

                           (b)      If benefits become payable to the
                  Participant's spouse or his child under age 21 (or his child under age 25 who is a full-time student at an accredited institute of higher education), such benefits (other than benefits under Section 11.6) shall be payable in 180 monthly installments Equivalent to the single sum amount determined under Section 11.1 through 11.5 hereof, as applicable. Monthly benefits shall commence on the first day of the month following the Participant's death. The Participant may elect, in a time and manner determined by the Administrator to have any amounts which may be payable under the Program paid in accordance with Section 11.10(a).

                           (c) Notwithstanding anything to the contrary in this Program, if a Participant's child under age 21 (or child under age 25 who is a full-time student at an accredited institute of higher education) is receiving a benefit under this Program in the form of installment payments, upon his attaining age 21 (or age 25 or ceasing to be a

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                  full-time student at an accredited institute of higher
                  education) he shall receive a single sum Equivalent to his remaining installments in lieu of receiving such remaining installments.

12.      Special Distribution Rules

         12.1     Notwithstanding anything to the contrary in this Program, if
(a) a Participant becomes the owner, director or employee of a competitor of the Affiliated Companies, (b) his employment is terminated by an Affiliated Company on account of actions by the Participant which are detrimental to the interests of any Affiliated Company, or (c) he engages in conduct subsequent to the termination of his employment with the Affiliated Companies which the Administrator determines to be detrimental to the interests of an Affiliated Company, then the Administrator may, in its sole discretion, pay a Participant a single sum payment equal to the sum of the amounts the Participant deferred under his Deferral Agreements plus accrued interest, reduced by an amount Equivalent to any payments the Participant may already have received under this Program. However, if the Participant is receiving a benefit under the Program, or could be receiving an immediate benefit under the Program, the single sum shall not be less than an amount Equivalent to the remaining monthly benefit the Participant is, or could be, receiving. The single sum payment shall be made as soon as practicable following the Participant's becoming an owner, director or employee of a competitor, his termination of employment or the Administrator's determination of detrimental conduct, as the case may be, and shall be in lieu of all other benefits which may be payable to the Participant under this Program.

         12.2 Notwithstanding anything to the contrary contained herein, the Corporation may delay payment of a benefit under this Program to any Participant who is determined to be among the top five most highly paid executives for the year the benefit under this Program would otherwise be paid; provided, however, if a Participant's payment is delayed, the benefit to which he is entitled will not decrease after the date it would otherwise be distributed.

         12.3 Notwithstanding the preceding, following a Change of Control, the Administrator's authority to make decisions under this Section 12 is subject to the approval of the Benefits Trust Committee.

13.      Benefit Determinations Following a Change of Control

         13.1 Following a Change of Control, final benefit determinations for Participants, their beneficiaries, heirs and assigns and decisions regarding benefits under this Program shall rest with the Benefits Trust Committee or its delegate in its sole and absolute discretion.

14.      Funding

         14.1 To the extent reflected by resolutions of the applicable boards of directors, obligations for benefits under this Program shall be joint and several.

         14.2 The obligations of the Corporation and any of its affiliated corporations and the benefit due any Participant, surviving spouse or beneficiary hereunder shall be reduced by any amount received in regard thereto under the Benefits Assurance Trust or any similar trust or other vehicle.

15..     Administration

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         15.1     This Program shall be administered by the Corporation. Certain administrative functions, as set forth in this Program, shall be the responsibility of the Administrator. The Administrator shall interpret the Program, establish regulations to further the purposes of the Program and take any other action necessary to the proper operation of the Program. Following a Change of Control, the Benefits Trust Committee may remove and/or replace the Administrator.

         15.2 Prior to a Change of Control, the Compensation Committee, in its sole discretion and upon such terms as it may prescribe, may permit any company or corporation directly or indirectly controlled by the Corporation to participate in the Program for such periods as it may determine. Following a Change of Control, no entity shall become or cease to be a participating company without the consent of the Benefits Trust Committee.

         15.3 The Administrator shall provide adequate notice in writing to any Participant, beneficiary, contingent beneficiary or remainder beneficiary whose claim for benefits under this Program has been denied, setting forth the specific reasons for such denial. A reasonable opportunity shall be afforded to any such Participant, beneficiary, contingent beneficiary or remainder beneficiary for a full and fair review by the Administrator of its decision denying the claim. Prior to a Change of Control, the Administrator's decision on any such review shall be final and binding on the Participant, beneficiary, contingent beneficiary, remainder beneficiary and all other interested persons. All acts and decisions of the Administrator shall be final and binding upon all Participants and employees of the Affiliated Companies.

         15.4 Following a Change of Control, all benefit determinations for Participants, their beneficiaries, heirs and assigns and decisions regarding benefit claims under this Program shall rest with the Benefits Trust Committee or its delegate in its sole and absolute discretion.

16.      Termination and Amendment of the Program

         6.1 Prior to a Change of Control, the Board may, in its sole discretion, terminate this Program and the related Deferral Agreement(s) at any time. Following a Change of Control, this Program may not be terminated without the approval of the Benefits Trust Committee. In the event the Program and related Deferral Agreement(s) are terminated. Participants shall receive a single sum payment equal to the sum of the amounts they deferred under their Deferral Agreements plus accrued interest, reduced by an amount Equivalent to any payments the Participant may already have received under this Program. However, if the Participant is receiving a benefit under the Program, or could be receiving an immediate benefit under the Program, the single sum shall not be less than an amount Equivalent to the monthly benefit the Participant is, or could be, receiving. The single sum payment shall be made as soon as practicable following the date the Program is terminated and shall be in lieu of any other benefit which may be payable to the Participant under this Program.

         16.2 Prior to a Change of Control, the Board, in its sole discretion, may amend this Program and the related Deferral Agreements in any way on thirty (30) days prior notice to the Participants. Following a Change of Control, all amendments are subject to the approval of the Benefits Trust Committee. If any amendment to this Program or to the Deferral Agreements shall adversely affect the rights of a Participant, the Participant must consent in writing to such amendment prior to its effective date. If the Participant does not consent to the amendment, the Program, shall be deemed to be terminated with respect to the Participant and he shall receive a single sum payment in accordance with Section 16.1.

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

         16.3 Notwithstanding anything to the contrary' in this Section 16, prior to a Change of Control, the Board must act to terminate or amend the Program or the Deferral Agreements in a uniform and nondiscriminatory manner. Following a Change of Control, such actions are subject to the approval of the Benefits Trust Committee

17.      Miscellaneous

         17.1 The existence of this Program or a Deferral Agreement does not constitute a contract for continued employment between an Eligible Executive or a Participant and an Affiliated Company. The Affiliated Companies reserve the right to modify an Eligible Executive's or Participant's compensation and to terminate the employment of an Eligible Executive or a Participant for any reason and at any time, notwithstanding the existence of this Program or of a Deferral Agreement. The Affiliated Companies reserve the right not to grant Awards to Eligible Executives and Participants for any reason.

         17.2 A Participant's rights to benefit payments under the Program are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant, his beneficiary, contingent beneficiaries, remainder beneficiary, heirs or personal representative.

         17.3 Except for Section 18 herein, nothing contained in this Program or in a Deferral Agreement shall require the Affiliated Companies to segregate any monies from their general funds, or to create any trusts, or to make any special deposits for any amounts to be paid to any Participant, beneficiary, contingent beneficiary or remainder beneficiary. Neither the Participant, his beneficiary, contingent beneficiaries, remainder beneficiary, heirs or personal representatives shall have any right, title or interest in or to any funds of the Affiliated Companies on account of this Program or on account of having completed a Deferral Agreement.

         17.4 All payments under this Program shall be net of an amount sufficient to satisfy any federal, state or local withholding and payroll tax requirements.

         17.5 Prior to paying any benefit under this Program, the Administrator may require the Participant, beneficiary, contingent beneficiary or remainder beneficiary to provide such information or material as the Administrator, in its sole discretion, shall deem necessary for it to make any determination it may be required to make under this Program. The Administrator may withhold payment of any benefit under this Program until it receives all such information and material and is reasonably satisfied of its correctness and genuineness.

         17.6 Each Participant shall have the status of a general unsecured creditor of the Affiliated Companies, and this Program constitutes a mere promise by the Affiliated Companies to make benefit payments in the future.

         17.7 The Program is intended to be unfunded for tax purposes and for purposes of Title I of ERISA.

         17.8 The masculine pronoun shall mean the feminine pronoun and all singular shall include the plural wherever appropriate.

         17.9 The terms of this Program and any Deferral Agreement shall be governed by the laws of the Commonwealth of Virginia.

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

         17.10 The invalidity or unenforceability of any provision of this Program or of a Deferral Agreement shall in no way affect the validity or enforceability of any other provision.

18.      Change of Control

         18.1 If a Change of Control has occurred, the Corporation shall contribute to the Trust, within 7 days of such Change of Control, a lump sum payment equal to the greater of (i) the aggregate value of the amount each Participant would be eligible to receive (determined under Section 18.2 below) as of a Valuation Date coinciding with or next preceding the date of Change of Control or (ii) the amount determined under Section l(h) of the Trust attributable to liabilities relating to the Program, to the extent such amounts are not already in the Trust. The aggregate value of the amount of the lump sum to be contributed to the Trust pursuant to this Section 18 shall be determined by the Corporation's Accountants after consultation with the entity then maintaining the Program's records. Thereafter, the Corporation's Accountants shall annually determine for each Participant not receiving a lump sum payment pursuant to subsection 18.2 below the amount which would be payable under such subsection were a Change of Control to occur at the date of such determination. To the extent that the value of the assets held in the Trust relating to this Program do not equal the amount described in the preceding sentence, at the time of the valuation, as determined by the Corporation's Accountants, the Corporation shall make a lump sum contribution to the Trust equal to the difference.

         18.2 In the event a Change of Control has occurred, the trustee of the Trust shall, within 45 days of such Change of Control, pay to each Participant not making an election under 18.3 below, a lump sum payment equal to the amount the Participant would have been entitled to receive determined under
Section 6 had he retired early and selected a lump sum payment. The amount of each Participant's lump sum payment shall be determined by the Corporation's Accountants after consultation with the entity then maintaining the Program's records.

         18.3 Each Participant may elect in a time and manner determined by the Administrator, but in no event later than December 31, 1996, or the occurrence of a Change of Control, if earlier, to have amounts and benefits determined and payable under the terms of the Program as if a Change of Control had not occurred. New Participants in the Program may elect in a time and manner determined by the Administrator, but in no event later than 90 days after becoming a Participant, to have amounts and benefits determined and payable under the terms of the Program as if a Change of Control had not occurred. A Participant who has made an election, as set forth in the two preceding sentences, may, at any time and from time to time, change that election; provided, however, a change of election that is made within one year of a Change of Control shall be invalid.

         18.4 Notwithstanding anything in this Program to the contrary, each Participant who has made an election under 18.3 above may elect within 90 days following a Change of Control, in a time and manner determined by the Benefits Trust Committee, to receive a lump sum payment calculated under the provisions of 18.2 above, except that such calculated amount shall be reduced by 5% and such reduction shall be irrevocably forfeited to the Corporation by the Participant. Furthermore, as a result of such election, the Participant shall no longer be eligible to participate or otherwise benefit from the Program. Payments under this subsection 18.4 shall be made not later than 7 days following receipt by the Corporation of the Participant's election. The Benefits Trust Committee shall, no later than 7 days after a Change of Control has occurred, give written notification to each Participant eligible to make an election under this subsection 18.4, that a Change of Control has occurred and informing such Participant of the availability of the election.

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